Exhibit 3.1(h)(i)




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                            ARTICLES OF INCORPORATION

                                       OF

                            CHECK MART OF TEXAS, INC.
                            --------------------------



               The undersigned, being a natural person of the age of 18 years or older, does hereby act as incorporator for the purpose of incorporating a business corporation under the Texas Business Corporation Act.

               FIRST:  The name of the corporation (hereinafter called the
               -----
     "Corporation") is Check Mart of Texas, Inc.

               SECOND:  The name and address of the initial registered
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     office of the Corporation in the State of Texas is C T Corporation
     System, 350 North St. Paul Street, Dallas, Texas 75201. The registered office of the Corporation in the State of Texas shall be deemed for venue and official publication purposes to be located in Dallas County.

               THIRD:  The Corporation has as its purpose the engaging in
               -----
     any or all lawful business for which corporations may be incorporated under the Texas Business Corporation Act, as from time to time amended or supplemented.

               FOURTH:  The aggregate number of shares that the Corporation
               ------
     shall have authority to issue is 100, all of which shares shall be Common Shares having a par value of $0.01 each.

               FIFTH:  The name and mailing address of the incorporator is
               -----
     John J.M. Selig, Weil, Gotshal & Manges LLP, 767 Fifth Avenue, New York, New York 10153.

               SIXTH:  In furtherance and not in limitation of the powers
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     conferred by law, the board of directors of the Corporation is expressly authorized to make, alter or repeal the By-laws of the Corporation, but any By-laws adopted by the board of directors may be amended or repealed by the stockholders entitled to vote thereon. Election of directors need not be by written ballot.

               SEVENTH:  Notwithstanding any provisions in the By-laws to
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     the contrary, each shareholder shall have one vote for each share entitled to vote on matters to be decided by a vote of the






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     shareholders.  There shall be no cumulative voting for the election of directors.

               EIGHTH:  A director shall not be personally liable to the
               ------
     Corporation or its shareholders for damages for any breach of duty as a director, except for any matter in respect of which such director shall be liable by reason that, in addition to any and all other requirements for such liability, there shall have been a judgment or other final adjudication adverse to such director that establishes that such director's acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law or that such director personally gained in fact a financial profit or other advantage to which such director was not legally entitled. Neither the amendment nor the repeal of this Article shall eliminate or reduce the effect of this Article in respect to any matter occurring, or any cause of action, suit or claim that, but for this Article, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

               NINTH:  The Corporation shall indemnify, to the fullest
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     extent permitted by the Texas Business Corporation Act, as the same may be amended or supplemented from time to time, all persons whom it is permitted to indemnify pursuant thereto.

               TENTH:  The period of duration of the Corporation is
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     perpetual.

               ELEVENTH:  The Corporation will not commence business until
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     it has received for the issuance of its shares consideration of the value of at least $1,000.00, consisting of money, labor done, or property actually received.

               TWELFTH:  Shareholders of the Corporation shall have no
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     preemptive right to acquire additional, unissued, or treasury shares of the Corporation.

               THIRTEENTH:  The number of directors constituting the
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     initial board of directors of the Corporation is two (2), and the name and the address of the persons who are to serve as directors until the first annual meeting of the shareholders or until their successors are elected and qualified are:




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     NAME                     ADDRESS
     ----                     -------
     Jeffrey A. Weiss         Dollar Financial Group
                              1436 Lancaster Avenue
                              Suite 210
                              Berwyn, PA 19312

     Donald F. Gayhardt       Dollar Financial Group
                              1436 Lancaster Avenue
                              Suite 210
                              Berwyn, PA 19312


               IN WITNESS WHEREOF, the undersigned has duly executed these Articles of Incorporation on this 29th day of January, 1996.




                                        /s/ John J.M. Selig
                                        -------------------------
                                        John J.M. Selig
                                        Sole Incorporator







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